EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and related prospectuses (Registration Nos. 333-150675, 333-140415, 333-125861 and 333-122386) and on Form S-8 (Registration Nos. 333-168252, 333-152250 and 333-111386) of RegeneRx Biopharmaceuticals, Inc. of our report dated March 31, 2011, with respect to the financial statements of RegeneRx Biopharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ Reznick Group, P.C.
Vienna, Virginia
March 31, 2011